UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2017 (the “Effective Date”), Immunomedics, Inc., a Delaware corporation (the “Company”), and Covance Inc., a Delaware corporation (“Covance”), entered into a Master Services Agreement (the “Agreement”).  Pursuant to the terms of the Agreement, Covance (or one or more of its affiliates) will provide clinical services for a clinical study or studies to the Company, and, at the Company’s request, assist the Company in connection with any such clinical study, in accordance with the terms of separate individual work orders to be entered into by the parties. The term of the Agreement is for five years and will renew automatically for successive one year periods unless the Company or Covance provides its intention not to renew and extend the Agreement at least sixty days prior to the intended expiration date.  The Company may terminate the Agreement or any individual work order entered into under the Agreement prior to the applicable study’s completion at any time for any reason upon sixty days’ written notice to Covance, except when the reason for termination is the safety of subjects, in which case it may be terminated immediately. In the event of a termination of the Agreement by the Company for convenience or by Covance due to a material breach, Covance will be entitled to full payment for (i) work properly performed on the applicable project through the date work on such project is concluded and (ii) all pass through costs related directly to the services and incurred up to the effective date of cancellation or termination, (iii) all other non-cancellable actual, non-refundable or irrevocably incurred expenses that Covance has incurred or undertaken on the Company’s behalf up to the effective date of cancellation or termination and (iv) any additional fees for termination set forth in a specific work order.

Simultaneous with the execution of the Agreement, Covance and the Company executed a first work order (“Work Order”), with an effective date of July 31, 2017.  Under the terms of the Work Order, the Company has engaged Covance as the clinical research organization to perform services in connection with the Company’s Phase 3 Clinical Trial of sacituzumab govitecan (IMMU-132) in patients with metastatic triple-negative breast cancer.  In connection with such services, Covance shall serve as the  Company’s legal representative in predetermined regions on behalf of the Company, provided that the Company does not reduce Covance’s services that would result in a reduction of fifty percent of the fees due to Covance under the Work Order.  The performance of the Work Order shall be subject to the terms of the Agreement.

The Company expects to file the Agreement and the Work Order as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, and intends to seek confidential treatment for certain terms and provisions of the Agreement and Work Order. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement and Work Order, when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: August 4, 2017	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer